Exhibit 99.1

2U, Inc. Reports First Quarter 2016 Financial Results

Company Now Guiding to Adjusted EBITDA Profitability for Full-Year 2016

LANDOVER, Md., May 5, 2016 /PRNewswire/ — 2U, Inc. (NASDAQ: TWOU), today reported financial and operating results for the first quarter ended March 31, 2016. 2U is a leading provider of cloud-based software-as-a-service technology fused with technology-enabled services that enables leading nonprofit colleges and universities to deliver their high-quality degree programs online.

First Quarter 2016 Results

•                  Revenue was $47.4 million, an increase of 37 percent from $34.6 million in the first quarter of 2015.

•                  Net loss was $(3.4) million, or $(0.07) per share, compared to $(5.5) million, or $(0.13) per share, in the first quarter of 2015.

•                  Adjusted net income was $0.2 million, or $0.00 per share compared to an adjusted net loss of $(3.4) million, or $(0.08) per share, in the first quarter of 2015.

•                  Adjusted EBITDA was $2.2 million, compared to an adjusted EBITDA loss of $(1.6) million in the first quarter of 2015.

“We had another great quarter and a strong start to 2016,” said Chip Paucek, 2U’s CEO and co-founder. “Revenue for Q1 increased 37 percent year-over-year. Adjusted EBITDA was $2.2 million, representing an improvement of approximately 900 basis points in margin over the first quarter of last year. Building on this strong performance, we now expect that we will reach adjusted EBITDA profitability for full-year 2016.”

Recent Program Related Developments

2U announced in April that its first partner, the University of Southern California (USC) Rossier School of Education, has extended its contract with for an additional 12 years (to 2030) for the program that includes the Master of Arts in Teaching, Master of Arts in Teaching-TESOL and Doctor of Education in Organizational Change and Leadership. The new agreement significantly reduces exclusivity and allows 2U to pursue its multiple program vertical strategy in the education vertical. The new agreement also includes a Master of Education in School Counseling program, pending university and accreditor approval. Target launch date for this program remains to be determined.

Also in April, 2U announced two new programs with Syracuse University: a program with the Syracuse University College of Law to develop a hybrid Juris Doctor (J.D.) degree, pending New York State and American Bar Association approval, and a program with the Syracuse

University’s Maxwell School of Citizenship and Public Affairs to develop an online Executive Master of Public Administration (EMPA) degree.

“We have now signed and announced all six programs for our 2016 launch schedule. We have also announced eight of at least 21 new programs we are targeting for launch in 2017 and 2018,” said Paucek. “Our new agreement with USC Rossier means that 2U doesn’t have a contract coming up for renewal until the end of 2021, nearly six years from now. And with the announcement of the Syracuse Law J.D. program and Maxwell EMPA program, our partnership with Syracuse University now includes a total of seven programs.”

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for second quarter and full year of 2016.

(in millions, except per share amounts)	2Q 2016	FY 2016
Revenue	$48.2-$48.7	$199.7-$201.5
Adjusted Net Loss	$(5.9)-$(5.5)	$(9.9)-($8.4)
Adjusted Net Loss per Share of Common Stock	$(0.13)-$(0.12)	$(0.21)-$(0.18)
Weighted-Average Shares of Common Stock	46.1	46.7
Adjusted EBITDA (Loss)	$(3.3)-$(2.9)	$0.0-$1.5
Stock-Based Compensation Expense	$4.3-$4.5	$16.8-$17.3

2U expects that of the revenue it recognizes in the second half 2016, approximately 48 percent will be recognized in the third quarter. It also reiterates that it expects an adjusted EBITDA margin of one to two percent for the second half of the year with the fourth quarter being adjusted EBITDA positive. Note that cost seasonality in the fourth quarter typically improves margins in the second half of each year so second-half margins should not be viewed as a run rate for the first half of the following year.

Non-GAAP Measures

To supplement the company’s consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use adjusted net income and adjusted EBITDA, which are non-GAAP financial measures. Additionally, we calculate adjusted net income per share using weighted average common shares.

Adjusted net income is defined as net income attributable to holders of common stock before stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

Adjusted EBITDA is defined as earnings before net interest income (expense), taxes, depreciation and amortization, and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements.  These non-GAAP measures are key metrics company management uses to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes.

These measures also provide useful information to investors relating to 2U’s financial condition and results of operations.  These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.  In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, please see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures.” 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the company’s business.

Conference Call Information

What:	2U, Inc.’s first-quarter 2016 financial results conference call

When:	Thursday, May 5, 2016

Time:	5 p.m. ET

Live Call:	(877) 359-9508

Webcast:	investor.2U.com

About 2U, Inc. (NASDAQ: TWOU)

2U partners with leading colleges and universities to deliver the world’s best online degree programs so students everywhere can reach their full potential. Our Platform, a fusion of cloud-based software-as-a-service technology and technology-enabled services, provides schools with the comprehensive operating infrastructure they need to attract, enroll, educate, support and graduate students globally. Blending live face-to-face classes, dynamic course content and real-world learning experiences, 2U’s No Back Row® approach ensures that every qualified student can experience the highest quality university education for the most successful outcome.

To learn more, go to 2U.com. Be sure to follow us on LinkedIn (http://www.linkedin.com/company/2u), Twitter (http://twitter.com/2Uinc) and Facebook (http://www.facebook.com/2u).

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, our failure to attract new colleges and universities as clients; our failure to acquire qualified students for our clients’ programs; failure of clients’ students to remain enrolled in their programs; loss, or material underperformance, of any one client; our ability to compete against current and future competitors; disruption to, or failure of, our Platform; and data privacy or security breaches. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission.  Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, Sr. Director of Investor Relations, 2U, Inc., egoodwin@2u.com

Media Contact: Cassie France-Kelly, VP of Public Relations, 2U, Inc., cfrance-kelly@2u.com

2U, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share and per share amounts)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$186,710	$183,729
Accounts receivable, net	1,262	975
Advance to clients	1,204	1,508
Prepaid expenses and other assets	8,097	6,695
Total current assets	197,273	192,907
Property and equipment, net	3,604	3,621
Capitalized technology and content development costs, net	24,514	22,628
Advance to clients, non-current	771	1,042
Prepaid expenses, non-current	6,698	7,099
Other non-current assets	3,858	3,744
Total assets	$236,718	$231,041
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,350	$4,544
Accrued compensation and related benefits	6,947	13,405
Accrued expenses and other liabilities	14,237	12,039
Deferred revenue	9,982	2,609
Total current liabilities	37,516	32,597
Non-current liabilities	2,579	2,655
Total liabilities	40,095	35,252
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 46,263,409 shares issued and outstanding as of March 31, 2016; 45,776,455 shares issued and outstanding as of December 31, 2015	46	46
Additional paid-in capital	355,538	351,324
Accumulated deficit	(158,961)	(155,581)
Total stockholders’ equity	196,623	195,789
Total liabilities and stockholders’ equity	$236,718	$231,041

2U, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenue	$47,444	$34,612
Costs and expenses:
Servicing and support	9,512	7,550
Technology and content development	7,275	6,134
Program marketing and sales	23,656	19,587
General and administrative	10,447	6,711
Total costs and expenses	50,890	39,982
Loss from operations	(3,446)	(5,370)
Other income (expense):
Interest expense	(26)	(126)
Interest income	92	28
Total other income (expense)	66	(98)
Loss before income taxes	(3,380)	(5,468)
Income tax expense	—	—
Net loss	$(3,380)	$(5,468)
Net loss per share, basic and diluted	$(0.07)	$(0.13)
Weighted-average shares of common stock outstanding, basic and diluted	45,953,082	40,978,741

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(3,380)	$(5,468)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,149	1,713
Stock-based compensation expense	3,544	2,048
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(287)	(3,955)
Decrease (increase) in advance to clients	575	(187)
Increase in prepaid expenses and other current assets	(1,397)	(2,433)
Increase in accounts payable	1,806	4,785
Decrease in accrued compensation and related benefits	(6,459)	(4,179)
Increase in accrued expenses and other liabilities	2,299	2,287
Increase in deferred revenue	7,373	4,246
Increase in payments to clients	(309)	(168)
Decrease in other assets and other liabilities, net	364	24
Net cash provided by (used in) operating activities	6,278	(1,287)
Cash flows from investing activities
Purchases of property and equipment	(345)	(85)
Capitalized technology and content development cost expenditures	(3,554)	(3,270)
Other	(68)	—
Net cash used in investing activities	(3,967)	(3,355)
Cash flows from financing activities
Proceeds from exercise of stock options	1,021	1,226
Other	(351)	(436)
Net cash provided by financing activities	670	790
Net increase (decrease) in cash and cash equivalents	2,981	(3,852)
Cash and cash equivalents, beginning of period	183,729	86,929
Cash and cash equivalents, end of period	$186,710	$83,077
Supplemental disclosure of non-cash investing and financing activities
Accrued capital expenditures	$467	$129

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted net loss for each of the periods indicated:

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Net loss	$(3,380)	$(5,468)
Adjustments:
Stock-based compensation expense	3,544	2,048
Total adjustments	3,544	2,048
Adjusted net income (loss)	$164	$(3,420)

The following table presents a reconciliation of net loss to adjusted EBITDA (loss) for each of the periods indicated:

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Net loss	$(3,380)	$(5,468)
Adjustments:
Interest expense	26	126
Interest income	(92)	(28)
Depreciation and amortization expense	2,149	1,713
Stock-based compensation expense	3,544	2,048
Total adjustments	5,627	3,859
Adjusted EBITDA (loss)	$2,247	$(1,609)

Key Financial Performance Metrics

(unaudited)

Platform Revenue Retention Rate

The following table sets forth our platform revenue retention rate for the periods presented, as well as the number of programs included in the platform revenue retention rate calculation.

	Three Months Ended March 31,
	2016	2015
Platform revenue retention rate	122.3%	122.7%
Number of programs included in comparison (1)	12	9

(1) Reflects the number of programs operating both in the reported period and in the prior year comparative period.

Full Course Equivalent Enrollments

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our clients’ programs for the last eight quarters.

	Q2 ‘14	Q3 ‘14	Q4 ‘14	Q1 ‘15	Q2 ‘15	Q3 ‘15	Q4 ‘15	Q1 ‘16
Full course equivalent enrollments in our clients’ programs	9,331	10,389	11,505	13,093	13,557	13,840	16,530	17,709

Average revenue per full course equivalent enrollment in our clients’ programs	$2,652	$2,734	$2,673	$2,644	$2,599	$2,680	$2,617	$2,679